UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

MOLSON COORS BEVERAGE COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, NH353, Golden, Colorado 80401
1555 Notre Dame Street East, Montréal, Quebec, Canada H2L 2R5
(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrnagements of Certain Officers.

On November 1, 2021, Simon Cox, the President & Chief Executive Officer, Europe of Molson Coors Beverage Company (the “Company”), gave written notice that he will retire from his position effective as of the close of business on December 31, 2021.  His retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on November 3, 2021, Sergey Yeskov was named as the President and Chief Executive Officer, Europe to replace Mr. Cox effective on January 1, 2022.

Sergey Yeskov, age 45, has served as Managing Director of Central and Eastern Europe for Molson Coors Beverage Company, since April 2020.  He was the President and Chief  Executive Officer of Molson Coors International from January 2018 to April 2020.  From December 2016 to December 2017, he served as Chief Sales and Customer Excellence Officer, Molson Coors Canada.

On November 3, 2021, the Company issued a press release announcing the above management changes.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Molson Coors Beverage Company, dated November 3, 2021.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date:	November 3, 2021	By:	/s/ Eric Gunning
Eric Gunning
Interim Chief Legal and Government Affairs Officer
and Secretary